EXHIBIT 10.50


                          COLLATERAL SECURITY AGREEMENT
                            (PROMISSORY NOTES PLEDGE)

         WHEREAS, CAPITOL DEVELOPMENT OF ARKANSAS, INC., an Arkansas corporation, and CAPITOL COMMUNITIES CORPORATION, a Nevada corporation (hereinafter referred to as the "Pledgor") has borrowed or has agreed to borrow from BOCA FIRST CAPITOL, LLLP, A FLORIDA LIMITED LIABILITY LIMITED partnership (hereinafter referred to as "Pledgee") the principal sum of FOUR MILLION AND NO/100THS DOLLARS ($4,000,000.00); and

         WHEREAS, Pledgor is the owner and holder of two promissory notes executed by West Maumelle Limited Partnership (collectively the "Maumelle Notes"), an Arkansas limited liability company on March 26, 2002, payable as follows: Promissory Note 1 has a face value of $1,070,000.00 with an interest rate of 6.25% per annum, with the entire unpaid principal and all accrued interest due in full September 22, 2002. Promissory Note 1 was modified on September 22, 2002, to extend the maturity date to October 31, 2002 for an extension fee of $10,000.00.

         Promissory Note 2 has a face value of $1,000,000.00 with an interest rate of 6.25% per annum, with the entire unpaid principal and all accrued interest due in full March 26, 2005.

         WHEREAS, the Pledgor has executed a promissory note on April 26, 2002, and has agreed to execute and to deliver to the Pledgee a promissory note modification, hereinafter referred to as the "Modified Note", for the principal amount of FOUR MILLION and NO/100ths DOLLARS ($4,000,000.00) to evidence the indebtedness arising in connection with the aforesaid loan made or to be made by Pledgee to Pledgor; and

         WHEREAS, the Pledgor has agreed to pledge to Pledgee the Maumelle Notes as security for the Modified Note;

         NOW, THEREFORE, in consideration of the premises and as an inducement to the Pledgee to lend the principal sum of FOUR MILLION and NO/100s DOLLARS ($4,000,000.00) to Pledgor and in consideration thereof, the Pledgor does hereby assign, transfer, set over and pledge to Pledgee the Maumelle Notes, with an aggregate face value of $2,070,000 (herein referred as the "Pledged Maumelle Notes"), and the Pledgee and the Pledgor hereby agree as follows:

         1. Purpose of Pledge. This Pledge is made as collateral security for the repayment, according to its terms, of the full amount of the Modified Note including interest thereon.

         2. Possession of the Pledged Maumelle Notes. The Pledged Maumelle Notes shall, immediately upon the execution of this Pledge, be delivered to the escrow agent named in the Modified Note, free and clear of all liens and encumbrances and assigned and endorsed to Pledgee. Pledgee shall be entitled to receive and have delivered to it, any payments, except for extension fees, made under the terms of the Pledged Maumelle Notes, with any such payments made hereunder applied first to the interest accruing upon the terms of the Note and Business Loan Agreement, and any amendments thereof, next to charges, costs, or expenses then due under this Security Agreement or any other loan documents and the balance, if any, to principal.

         3. Event of Default and Remedies. If any one of the following events (herein called "Event of Default") shall occur and be continuing:

              (a) If the Pledgor defaults in the payment of any installment of the Note when the same shall have become due, either by the terms thereof, or otherwise, as herein provided and such default continues beyond any grace period provided in the Note; or

              (b) If the Pledgor becomes in default under the loan agreement governing the loan represented by the Note; or

              (c) If the Corporation or the Pledgor become in default under any mortgage, security agreement or other document or instrument given to provide or create collateral security for the Note;

              then the Pledged Maumelle Notes, which shall at the time of receipt thereof be applied to payment of the Note, may be sold, transferred and delivered in whole or in part, together with any substitutes therefor, or additions thereto, at any public or private sale, for cash, upon credit, for present or future delivery, all at the option of Pledgee upon Pledgee's (i) declaring the Modified Note due and payable under the terms hereof, or declaring other liability mentioned or referred to in this Pledge as being outstanding and overdue, and (ii) giving not less than ten (10) days written notice of such sale to Pledgor by personal delivery, or registered or certified mail, return receipt requested, addressed to their last known address. All rights and remedies of Pledgee upon an Event of Default, including any sale, transfer or delivery of the Pledged Maumelle Notes, shall occur in Palm Beach County, Florida.

         5. Notice of Default. The Pledgee shall deliver to Pledgor promptly upon the occurrence of any Event of Default, a written notice thereof, specifying the nature thereof but failure to promptly deliver such notice shall not constitute a waiver of any rights of Pledgee under this Agreement. A written notice from Pledgee to any nominee that an Event of Default exists shall be sufficient evidence of that fact to such nominee.

         6. Sale of Pledged Maumelle Notes by Pledgee. Any sale, as provided herein, of the Maumelle Notes by Pledgee, or its nominee, may be adjourned from time to time, if a public sale, by announcement at the time and place appointed for any such sale, and without further notice, such sale may be made at the time and place to which the same shall be so adjourned, unless otherwise provided by law. At such sale, Pledgee, or its nominee, shall be under no duty to sell all of the Pledged Maumelle Notes on the date fixed in the notice, but beginning on such date, Pledgee, or its nominee, may sell the same from day to day until all, or a portion thereof, have been sold to pay all amounts secured by this Pledge. At any such sale, Pledgee, or any of its employees or assigns, as the case may be or its nominee, may become the purchaser of the whole, or any part, of the Pledged Maumelle Notes, free from any trust, claim, right or equity of redemption of the Pledgor, which are expressly waived and released. In case of any sale on credit, or for future delivery, the Pledged Maumelle Notes sold may be retained by the Pledgee, or its nominee, until the selling price is paid by the purchaser, but neither the Pledgee, nor its nominee, shall incur any

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                         Collateral Security agreement
liability in case of failure of the purchaser to take up and pay for the Pledged Maumelle Notes so sold. Upon the sale of any Pledged Maumelle Notes hereunder, after deducting all costs and expenses of collection, Pledgee, or its nominee, shall apply the residue of the proceeds of the sale, or sales, so made first to the payment of any sums Pledgee may pay, or incur, in enforcing its rights under the Note and/or this Pledge, and second to the payment of any sums the Pledgor may be, or become liable to pay under any of those instruments, and shall pay the excess, if any, to the Pledgor. No purchaser at such sale, or sales, except the Pledgee, or its nominee, shall be responsible for the application of the purchase money.

         7. Waiver. The Pledgor agrees that neither the Pledgee, nor its nominee, shall be held liable for loss or damage resulting from acts or events beyond the reasonable control of the Pledgee, or its nominee, and acts of the Pledgee taken in good faith. In taking, or refraining from taking action required, or permitted, hereunder, such nominee shall follow the direction of Pledgee, if given, and Pledgor agrees that such nominee shall not be liable for any action or omission taken hereunder in good faith pursuant to instructions from Pledgee.

         8. Release of Pledged Maumelle Notes. The Pledgee shall release the Pledged Maumelle Notes to the Pledgor when the Modified Note shall have been paid in full; provided, however, that if at such time there shall be due from Pledgor under this Pledge additional charges which theretofore arose as a result of the default under any of the aforesaid instruments then Pledgee shall not release the Pledged Maumelle Notes to the Pledgor until such additional charges shall have been paid in full; and the Pledgee shall deliver to the Pledgor the Maumelle Notes pledged under this Pledge and Pledgee shall execute and deliver, or cause to be executed and delivered, to the Pledgor such instruments as may be necessary to cancel this Pledge, and revest the Pledged Maumelle Notes in the Pledgor free and clear of the lien hereof.

         9. Notices. All communications provided for hereunder shall be addressed to Capitol Communities Corporation 900 N. Federal Highway, Suite 410, Boca Raton, Florida 33432, if to Capitol Development of Arkansas, Inc., 10605 Maumelle Blvd., Maumelle, Arkansas 72113 the Pledgor at and to the Pledgee at 900 North Federal Highway, Suite 410, Boca Raton, FL 33432 or to such other address with respect to any of the parties as such party shall notify the other in writing.

         10. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         11. Successors and Assigns, etc. All of the covenants and provisions in this Pledge by, or for the benefit of, the Pledgee and the Pledgor shall bind and inure to the benefit of their respective successors, heirs, executors, administrators and assigns.

         12. Additional Security. This Pledge is without prejudice to the right of Pledgee to enforce collection of the Modified Note due and payable, by suit, or in any lawful manner, or resort to any other security for the payment of the said Note, this Pledge being additional, cumulative, and concurrent security for the payment of the said Note. The enumeration of certain rights, privileges and options in this Pledge as vested in Pledgee and its successors and assigns, is not and shall not be construed as a waiver of, nor to impair in any way other rights of Pledgee and its successors or assigns, either at law or in equity,

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                         Collateral Security Agreement
independent of this instrument, concerning this, or any of the liabilities, obligations, indebtedness, or collateral security involved in the said Note.

         13. Business Loan Agreement. This Pledge is subject to the provisions of Exhibit A of that certain Business Loan Agreement dated the date hereof and entered into by and between Pledgor and Pledgee, and any amendments and modifications thereof.

         14. Representation and Warranty of Pledgor. Pledgor represent and warrant that Pledgor owns and holds the Maumelle Notes, free and clear of any lien or encumbrances and such Maumelle Notes are being pledged hereunder.

         IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge, this 27th day of September, 2002.

   In the presence of:                     PLEDGOR:
                                           CAPITOL COMMUNITIES CORPORATION
   /s/ Ray Baptista                        /s/ Michael G. Todd
   ----------------                        ------------------------------
       Ray Baptista                        By: Michael G. Todd, President




   In the presence of:                     PLEDGOR:
                                           CAPITOL DEVELOPMENT OF ARKANSAS, INC.

   /s/ Ray Baptista                        /s/ Michael G. Todd
   ----------------                        ------------------------------
       Ray Baptista                        By: Michael G. Todd, President





                                           PLEDGEE:
                                           BOCA FIRST CAPITOL LLLP
                                           By Addison Capital Group LLC,
                                           general partner



/s/ E.A. Brandon-Brown                     /s/ Howard Bloom
---------------------                      ------------------------------
    E.A. Brandon-Brown                         Howard Bloom,  Manager






                               Notary on Next Page

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                         Collateral Security Agreement
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State of Florida
         -------
County of Palm Beach
          ----------

         The foregoing instrument was acknowledged before me this 27th day of September 2002 by MICHAEL G. TODD, PRESIDENT OF CAPITOL COMMUNITIES CORPORATION, A NEVADA CORPORATION, who is personally known to me, or who has produced ______________________ as identification.

                                     /s/ Ruth Gregory
                                     ----------------
                                     (Signature of Person Taking Acknowledgment)
                                      Ruth Gregory
                                     -------------
                                     (Name of Acknowledger Typed, Printed or
                                     Stamped)
                                     (Title or Rank)
                                     (Serial Number, if any)





State of Florida
         ------
County of Palm Beach
          ----------

         The foregoing instrument was acknowledged before me this 27th day of September, 2002, by MICHAEL G. TODD, PRESIDENT OF CAPITOL DEVELOPMENT OF ARKANSAS, INC., AN ARKANSAS CORPORATION, who is personally known to me, or who has produced ______________________ as identification.

                                     /s/Ruth Gregory
                                     (Signature of Person Taking Acknowledgment)
                                     Ruth Gregory
                                     ------------
                                     (Name of Acknowledger Typed, Printed or
                                     Stamped)
                                     (Title or Rank)
                                     (Serial Number, if any)













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                         Collateral Security Agreement